Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Encore Capital Group, Inc.

San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 13, 2013, relating to the consolidated financial statements and the effectiveness of Encore Capital Group, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ BDO USA, LLP

San Diego, California
July 9, 2013